INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-8 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996.




/S/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Milwaukee, Wisconsin

May 30, 1997